POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Melissa J. Gambol, Tyler J. Quanbeck, and Michaune D. Tillman, signing singly, and with full power of substitution, the undersigned?s true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned?s capacity as an officer and/or director of Corning Incorporated, the following U.S. Securities and Exchange Commission (?SEC?) documentation: (i) the Form ID application for the SEC?s EDGAR platform (?EDGAR?), including any attached documents, in order to facilitate the assignment of codes to the undersigned to be used in the transmission of information to the SEC using EDGAR; and
(ii) Forms 3, 4 and 5, and any amendments, in accordance with Section 16(a) of the Securities Exchange act of 1934 and the rules thereunder;

(2) to act for and on behalf of the undersigned as account administrator and/or to assign an account administrator(s) to manage the undersigned?s EDGAR account;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, Forms 3, 4 or 5, or any amendment(s) thereto, and timely file such form(s) with the SEC and any other authority;

(4) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's securities from any third party as necessary, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this Power of Attorney and approves and ratifies any such release of information; and

(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each such attorney-in-fact, acting singly, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the Company?s or the undersigned?s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Unless earlier revoked in a signed writing, the undersigned grants such power and authority to remain in effect until such time as he or she is no longer required to file Forms 3, 4 or 5.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of April, 2025.

/s/ Robert F. Cummings Jr.